Exhibit 4.1

COLUMBIA

LABORATORIES, INC.

NUMBER

SHARES

CL

COLUMBIA

LABORATORIES, INC.

INCORPORATED UNDER THE LAWS

SEE REVERSE FOR

OF THE STATE OF DELAWARE

CERTAIN DEFINITIONS

THIS IS TO CERTIFY THAT

CUSIP 197779 20 0

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF $.01 PER SHARE OF

COLUMBIA LABORATORIES, INC.

(hereinafter called the “Corporation”) transferable on the books of the Corporation by said owner in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent.

Witness, the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

COLUMBIA LABORATORIES, INC.

CORPORATE SEAL 1986 DELAWARE

SECURITY-COLUMBIAN UNITED STATES BANKNOTE CORPORATION

PRESIDENT

COUNTERSIGNED AND REGISTERED:

AMERICAN STOCK TRANSFER & TRUST COMPANY

(New York, N.Y.)

By:

TRANSFER AGENT

AND REGISTRAR

AUTHORIZED SIGNATURE

The Corporation is authorized to issue more than one class of stock. The Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common

TEN ENT —as tenants by the entireties

JT TEN —as joint tenants with right of

survivorship and not as tenants

in common

Additional abbreviations may also be used though not in the above list.

UNIF GIFT MIN ACT— Custodian

(Cust) (Minor)

under Uniform Gifts to Minors

Act

(State)

For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

SIGNATURE(S) GUARANTEED:

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

This certificate also evidences and entitles the holder hereof to the same number of Rights (subject to adjustment) as the number of shares of Common Stock represented by this certificate, such Rights being on the terms provided under Amendment No.2 to the Amended and Restated Rights Agreement by and between Columbia Laboratories, Inc. and American Stock Transfer & Trust Company, LLC (the “Rights Agent”), dated as of March 15, 2013, as it may be amended from time to time (the “Agreement”), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of Columbia Laboratories, Inc. Under certain circumstances, as set forth in the Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. Columbia Laboratories, Inc. shall mail to the registered holder of this certificate a copy of the Agreement without charge within five days after receipt of a written request therefor. As provided in Section 7(e) of the Agreement, Rights issued to or Beneficially Owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Agreement) or any subsequent holder of such Rights shall be null and void and may not be exercised by or transferred to any Person.